UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2013

American Realty Capital New York Recovery REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-54689	27-1065431
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor

New York, New York 10022

(Address, including zip code, of Principal Executive Offices)

(212) 415-6500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Email Relating to Offering

On December 12, 2013, Realty Capital Securities, LLC, the exclusive dealer manager for American Realty Capital New York Recovery REIT, Inc.’s (the “Company”) approximate $1.7 billion non-traded initial public offering of common stock (including shares reallocated from its distribution reinvestment plan)(the “Offering”), sent an email to broker dealers and financial advisors affiliated with members of the Company’s selling group in which it notified such recipients that, as of December 11, 2013, the Company had received subscriptions for shares it believed would be sufficient to reach the full number of shares that the Company may issue under the Offering.

As previously announced with respect to its previously filed follow-on offering, the Company will not raise, in the aggregate, more than the total amount of shares registered for sale in its Offering. In light of its equity raised to date and the completion of the Company’s initial public offering, the Company will not commence its follow-on offering.

The Company and its transfer agent will process as many subscriptions as they can that were received in good order through December 11, 2013. Any subscription that the Company is unable to accept will be promptly returned.

The text of the email is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Email dated December 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

Date: December 12, 2013	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors